UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2018

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

Porter Bancorp, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2018, the Company's shareholders approved an amendment to its articles of incorporation to change the Company's name from Porter Bancorp, Inc. to Limestone Bancorp, Inc.  A proposal for the amendment was disclosed in the proxy statement filed by the Company on Schedule 14A on April 13, 2018 and the result of the shareholders' vote was disclosed on Form 8-K filed by the Company on May 23, 2018.  The Board of Directors also approved the amendment and restatement of the bylaws of the Company to reflect the name change.

The amendments became effective on June 18, 2018.

On June 18, 2018, Limestone Bancorp, Inc. (formerly known as Porter Bancorp, Inc.) issued a press release announcing that the name change to Limestone Bancorp, Inc. was effective June 18, 2018.  A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01.   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amendment to Articles of Incorporation of the Company dated June 18, 2018

3.2	Amended and Restated Bylaws of the Company dated June 18, 2018

99.1	Press release issued June 18, 2018.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: June 18, 2018	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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